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                                                               EXHIBIT 10-1

                               STANDARD FORM LEASE

                    33 MANNING ROAD, BILLERICA, MASSACHUSETTS

     LEASE made this 29th day of October, 1999, by and between ACP Manning Associates, LLC, a Massachusetts limited liability company ("Lessor") and American Science and Engineering, Inc., a Massachusetts corporation ("Lessee").


                              W I T N E S S E T H:

                                   ARTICLE I

                         PREMISES; CERTAIN DEFINED TERMS

     SECTION 1. In consideration of the rents and covenants herein contained on the part of the Lessee to be paid, performed and observed, the Lessor hereby leases to the Lessee and the Lessee hereby leases from the Lessor, subject to the terms and provisions hereinafter set forth, certain premises (hereinafter called the "demised premises," or the "Premises") consisting of 56,250 square feet of floor area in the building (the "Building") situated at 33 Manning Road, Billerica, Massachusetts and the land described in Exhibit A attached hereto (the "Land"), a copy of a plan of the Building being attached hereto as Exhibit B; together with the exclusive right to use the parking areas on the Land as the same may exist from time to time, for parking purposes and for product testing and display of products to Lessee's customers in the ordinary course of its business only, and the driveways and walkways on the Land, as the same may exist from time to time, for roadway and walkway purposes only.

     SECTION 2. The demised premises are leased subject to the reservation to the Lessor of the roof and exterior walls of the demised premises and of the Building and subject to the Lessor's reservation of the right (without thereby assuming the obligation) to install, maintain, use, repair and replace (in such manner as to reduce to a minimum to the extent reasonably practicable the interference with Lessee's use of the demised premises) all pipes, ducts, wires, meters, utility lines and the like which are, in the judgment of the Lessor, required to be in the demised premises. The Lessor reserves the right to alter, increase and relocate such parking areas, driveways and walkways (so long as the same does not materially impair Lessee's rights under this Lease) and any common facilities within the Building.

     SECTION 3. For the purposes of this Lease, the following capitalized terms shall have the meanings given to them below:

Broker:  CB Richard Ellis-NE Partners and Nordblom Company

Lessee's Notice Address:  829 Middlesex Turnpike, Billerica, MA 01821

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Lessee's Pro Rata Share: 100% (i.e., the Leasable Square Footage of the Premises
of 56,250 s.f. divided by the Leasable Square Footage of the Building of 56,250 s.f.)

Permitted Use: Light manufacturing and business offices.

Security Deposit Amount: $26,953.13.

                                   ARTICLE II

                              TERM AND COMMENCEMENT

     SECTION 1. TO HAVE AND TO HOLD the demised premises for the original term of five (5) years and one (1) month from the Commencement Date (the "Term") unless sooner terminated as herein provided. The "Commencement Date" shall be December 1, 1999, provided that the obligation of Lessee to pay (ii) Annual Base Rent (as defined Article III, Section 1) and (ii) Lessee's Pro Rata Share of any and all real estate taxes and betterments and other assessments (ordinary and extraordinary), water rents, sewer and other charges which shall be imposed, assessed or levied upon the Building and the Land in accordance with Article III, Section 2 hereof shall commence on January 1, 2000. The obligation of Lessee to pay all other amounts, items and additional rent imposed upon Lessee pursuant to the terms of this Lease, including, without limitation, the amounts, items and additional rent set forth in Article III, Sections 4, 5, 6 and 7 and
Article VII of this Lease, shall commence on the Commencement Date.

                                  ARTICLE III

                                      RENT

     SECTION 1. YIELDING AND PAYING an annual base rent during the Term in the amount of THREE HUNDRED TWENTY-THREE THOUSAND FOUR HUNDRED THIRTY-SEVEN AND 50/100 DOLLARS ($323,437.50) per year ("Annual Base Rent"), payable in equal monthly installments of TWENTY-SIX THOUSAND NINE HUNDRED FIFTY-THREE AND 13/100 DOLLARS ($26,953.13). All such rent shall be payable in advance on the first day of each calendar month during the Term. If the Commencement Date is other than the first day of a calendar month, Annual Base Rent for the first incomplete month, prorated at the rate set forth above, shall be paid on the Commencement Date.

     SECTION 2. The Lessee shall pay, as additional rent hereunder, Lessee's Pro Rata Share (as defined in Articles I and XX hereof) of any and all real estate taxes and betterments and other assessments (ordinary and extraordinary), water rents, sewer and other charges which shall be imposed, assessed or levied upon the Building and


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the Land. In addition, the Lessee shall pay 100% of real estate taxes, betterments and other assessments due to any alterations or improvements made by the Lessee to the demised premises. The Lessee shall pay such additional rent to the Lessor upon presentation of the applicable tax bills, together with computations showing Lessee's Pro Rata Share thereof, but in any event not later than twenty (20) days prior to the last day or dates on which said taxes may be paid without interest or penalty, or, at Lessor's request, in monthly installments in such amounts as Lessor may reasonably require from time to time which installments shall be due and payable on the same dates as the monthly installments of annual base rent payable hereunder, with a final adjustment to be made as soon as all bills are available for the applicable period.

     If this lease shall commence on a date other than the first day of a tax year or terminate on a date other than the last day of a tax year, the Lessee for that tax year shall pay to the Lessor only such portion of such additional rent for the whole tax year as shall be proportionate to the portion of the tax year contained within the term of this Lease.

     SECTION 3. The term "real estate taxes" shall mean all taxes and special assessments of every kind and nature assessed by a governmental authority on the Land or the Building which the Lessor shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Land or Building. The foregoing provisions are predicated upon the present system of taxation in the Commonwealth of Massachusetts. If taxes upon rentals or otherwise pertaining to the demised premises shall be substituted, in whole or in part, for the present ad valorem real estate taxes or assessed in addition thereto, then Lessee's obligation to pay such taxes shall be based upon such substituted taxes, to the extent to which the same shall be a substitute for present ad valorem real estate taxes, together with such additional taxes, and such substitute or additional taxes shall be deemed to be included within the term "real estate taxes". Except as hereinabove provided, nothing herein contained shall otherwise require or be construed to require Lessee to reimburse Lessor for any inheritance, estate, succession, transfer, gift, franchise, income or earnings profit, excess profit tax, capital stock, capital levy or corporate or other similar tax which is or may be imposed upon Lessor or upon Lessor's business.

     SECTION 4. Lessee shall pay to Lessor, as additional rent, Lessee's Pro Rata Share of the costs paid or incurred by Lessor in maintaining and repairing the Building and any additions to the Building (except only for structural repairs set forth in Article VI, Section 2), in maintaining and repairing the Land, including without limitation, parking areas, driveways, walkways and landscaping thereon. Such costs shall be paid within ten (10) days after receipt of invoices from Lessor therefor, or at Lessor's election, in accordance with
Section 5 hereof. Such costs shall include, without limitation, (1) all costs of providing utilities (including without limitation where applicable heat, cooling and light) for and maintaining and repairing the common areas of the Building, the parking areas, driveways and walkways on the Land (including,


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without limitation, resurfacing, striping and sweeping) and removing snow and ice from the parking areas, driveways and walkways on the Land and from the roof of the Building, (2) all costs of maintaining and repairing all drainage, sewage and/or septic system and utility facilities and equipment on the Land whether above or underground, (3) all costs of maintaining the grass and shrubs and other planted areas and landscaping on the Land, (4) all costs of maintaining and repairing the Building and any additions thereto (structural repairs set forth in Article VI, Section 2 excepted), including, without limitation, maintenance and repair of all fixtures and equipment and utility facilities serving the demised premises or the Building; and (5) Building management fees and expenses (which shall not exceed those customarily charged in connection with single tenant properties and buildings of the same type and character as the Building and the Land within the locality of the demised premises).

     SECTION 5. At Lessor's election, Lessee's Pro Rata Share of the costs referred to in Section 4 of this Article III shall be paid in advance in 12 equal monthly estimated installments (based on an amount estimated by Lessor) due and payable on the same dates as the monthly installments of annual base rent payable hereunder. Within ninety days after the end of each fiscal year of Lessor (meaning the twelve month period used by the Lessor in preparing its annual financial statements), Lessor shall furnish to Lessee a statement in reasonable detail setting forth the computation of such costs. Thereupon, Lessee shall pay any deficiency, and any overpayment shall be credited to Lessee's obligations hereunder for the then current fiscal year, or, in the case of the last year of the Term, shall be refunded to Lessee. For purposes of Section 4 of this Article III if this Lease shall commence on a date other than the first day of Lessor's fiscal year or terminate on a date other than the last day of Lessor's fiscal year, the Lessee for that respective fiscal year shall pay to the Lessor only a proportionate share of Lessor's costs referred to in such
Section 4 for the whole fiscal year as shall be proportionate to the portion of the fiscal year contained within the Term of this Lease.

     SECTION 6. Lessee shall pay Lessor, as additional rent hereunder, Lessee's Pro Rata Share of Lessor's cost of the following insurance on the Building and the Land: fire and extended coverage insurance and such other insurance covering all hazards included within customary "all risks" coverage, including without limitation insurance covering fire, lightning, vandalism, malicious mischief, and sprinkler leakage, said insurance to be on a full value, repair, or replacement basis, as determined by Lessor; rent insurance; and such other insurance as may be requested by Lessor's mortgagee. In addition, notwithstanding the foregoing, Lessee shall pay as additional rent, 100% of Lessor's cost of any insurance with respect to the Building or the Land which is attributable solely to Lessee's particular use of the demised premises.

     SECTION 7. Lessee shall pay Lessor, as additional rent hereunder, Lessee's Pro Rata Share of Lessor's cost for comprehensive liability insurance insuring the Lessor against all claims and demands for any injury to persons or property which may be claimed to have occurred in or upon the Building or the Land in such amounts as are


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customarily carried with respect to properties and buildings of the same type and character as the Building and the Land within the locality of the demised premises as the same shall be reasonably determined by Lessor from time to time.

     SECTION 8. All additional rent on account of insurance shall be paid to Lessor within fifteen (15) days of receipt by Lessee of a bill therefor from Lessor, which bill shall be accompanied by a copy of the applicable insurance bills and a computation showing Lessee's Pro Rata Share of the cost thereof, or, at the election of the Lessor, in advance in twelve (12) equal monthly estimated installments (based on an amount estimated by Lessor) due and payable on the same dates as the monthly installments of annual base rent payable hereunder, with a final adjustment to be made as soon as all applicable bills are available for such period.

     SECTION 9. This is, and is intended to be, a NET LEASE, and accordingly except as expressly otherwise provided for herein, all charges, assessments and impositions made upon the Land and the Building and all costs, expenses and other obligations paid or incurred by Lessor of any kind or nature whatsoever in insuring, maintaining and/or repairing the demised premises or the Building or the Land or any additions to the Building (other than structural repairs set forth in Article VI, Section 2 hereof) shall be included in determining Lessor's costs of which Lessee is obligated to pay a pro rata share or the entirety, as the case may be, as provided hereinabove.

     SECTION 10. Any charge, cost, reimbursement, payment or other sum which is payable by Lessee hereunder to Lessor or any payment required to be paid by Lessee hereunder to any other party (which payment to said third party is not paid by Lessee when due) shall constitute additional rent for all purposes under this Lease.

     SECTION 11. All payments of base rent and additional rent hereunder shall be mailed or delivered to the Lessor, when due as set forth herein without offset or deduction and without previous demand therefore and made payable to the order of ACP Manning Associates, LLC, c/o CB Richard Ellis-NE Partners, 600 Atlantic Avenue, 22nd Floor, Boston, MA 02210 or otherwise as Lessor may notify Lessee from time to time.

                                   ARTICLE IV

                                    Covenants

     Lessee covenants and agrees as follows:

     (a) To pay when due the said base rent and additional rent at the times and in the manner set forth herein.

     (b) To procure any and all licenses and permits required for any use to be made of the demised premises by Lessee; to keep the demised premises equipped with


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all safety appliances required by law or ordinance because of any use of the demised premises by Lessee; and to make any alterations or changes which may be necessary to meet the obligations and standards promulgated under the Occupational Safety and Health Act of 1970, as amended, which are related to Lessee's use and occupation of the demised premises.

     (c) To pay promptly when due the entire cost of any work to the demised premises undertaken by Lessee so that said premises shall at all times be free of liens for labor and materials; to procure all necessary permits before undertaking such work; to do all of such work in a good and workmanlike manner, employing new materials of good quality and complying with all governmental and insurance requirements; and to save Lessor harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work including, without limitation, reasonable attorneys' fees. If so requested by Lessor, Lessee shall take over Lessor's defense in any action related to work undertaken by Lessee on the demised premises.

     (d) To permit Lessor and anyone claiming under Lessor at reasonable times upon twenty-four (24) hours prior notice to enter into and examine the demised premises and to show the demised premises to prospective purchasers or, during the last year of the term of this Lease to prospective tenants, provided that Lessor shall not thereby unreasonably interfere with the conduct of Lessee's business; to permit Lessor to enter said premises to make such repairs, improvements, alterations or additions thereto as may be required in order to comply with the requirements of any public authority having jurisdiction of the demised premises, or as may be required of Lessor under the terms of this lease, provided that such entry shall not unreasonably interfere with the conduct of Lessee's business; and to permit the affixing to any suitable part of the demised premises a reasonable notice for letting or selling the demised premises or the Building; to permit Lessor to enter the demised premises at any time to make emergency repairs.

     (e) To pay when due any and all State, Federal or local taxes based upon Lessee's use or occupation of the demised premises or pertaining to Lessee's personal property or resulting from any permitted alteration, additions or improvements made by Lessee to the demised premises.

     (f) To conform to and comply with all laws, orders, and regulations of any governmental authorities and any public body or officer having jurisdiction over the demised premises.

     (g) To comply with any rules, regulations or recommendations of the National Board of Fire Underwriters, any rating bureau or any similar association performing such function, and any insurance company insuring the demised premises with respect to the demised premises and/or Lessee's use and occupation thereof.


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     (h) To keep the demised premises adequately heated for the protection of the plumbing therein.

     (i) To permit no waste with respect to the demised premises.

     (j) To permit no storage of materials outside of the demised premises except for such temporary storage as may be required for reasonable periods of time due to unforeseen circumstances or emergencies.

     (k) To comply with such reasonable rules and regulations now or hereafter made by Lessor for and with respect to the care and use of the Building and Land and their facilities and approaches, it being understood that Lessor shall not be liable to Lessee for the failure of any other tenants of the Building to conform to such rules and regulations.

     (l) Not to do, or suffer to be done, or to keep, or suffer to be kept or omit to do anything in, upon or about the demised premises which may prevent the obtaining of any insurance on the Building or the demised premises or which may make void or voidable any insurance on the Building or the demised premises.

                                   ARTICLE V

                             USE OF DEMISED PREMISES

     SECTION 1. The Lessee shall have the right to use the demised premises for the Permitted Uses and for no other purpose whatsoever, but in no event shall Lessee conduct at the demised premises any use or do anything which constitutes a nuisance or violates any provisions of any zoning, building or other applicable laws, ordinances or regulations.

     SECTION 2. Lessee further agrees as follows:

     (a) Lessee shall always conduct its operations in the demised premises under its present trade name or any future trade name which is not offensive or in violation of law, unless Lessor shall otherwise consent in writing, which consent shall not be unreasonably withheld;

     (b) Lessee shall not permit any auction, fire, going-out-of-business, or bankruptcy sales or any retail sales whatsoever to be conducted within the demised premises, without the prior written consent of the Lessor;

     (c) Lessee shall not use the sidewalks, parking areas or other outside areas for advertising or business purposes (except as expressly provided herein) or otherwise obstruct the same;


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     (d) Lessee shall, at its own cost and expense, be responsible for the prompt regular removal of all trash, refuse, and the like, from the demised premises and shall insure that same be kept in covered containers at all times;

     (e) Intentionally omitted;

     (f) Lessee shall take whatever measures are necessary to insure that floor load limitations are not exceeded in the demised premises; and

     (g) Lessee shall not cause any offensive odors or loud noise (including, but without limitation, the use of loudspeakers), nor take nor permit any action which constitutes a nuisance or menace to any other occupant of other premises in the Building, and in no event shall any loud noises or offensive odors be emitted from the demised premises.

                                   ARTICLE VI

                             REPAIRS AND ALTERATIONS

     SECTION 1. The Lessee shall keep the demised premises in a neat, clean, sanitary condition and in good order and repair and in good working condition, including all electrical, plumbing, gas, sprinkler, and equipment within or serving the demised premises (including without limitation the maintenance, repair and/or replacement of the HVAC system serving the demised premises) and all fixtures and interior walls, floors, ceilings, signs (including exterior signs where permitted), and all interior building appliances and similar equipment and the exterior and the interior portions of all windows, window frames, doors, door frames, and all other glass or plateglass thereon. In connection therewith, and without limiting Lessee's obligations hereunder, Lessee shall perform the maintenance as set forth on the HVAC maintenance schedule attached hereto as Exhibit C and made a part hereof. Subject to approval by Lessor of the plans and specifications therefor (which shall not be unreasonably withheld so long as Lessee complies (and Lessee hereby covenants and agrees to so comply) in all respects with Article VI, Section 6 of this Lease, including, without limitation, the requirements set forth in Article VI,
Section 6, Subparagraphs (a), (c) and (d) of this Lease), Lessee shall have the right to raise the roof in accordance with the plans and specifications so approved by Lessor. To the extent that Lessee raises the roof (subject to plan and specification approval by Lessor as set forth herein), then Lessee shall be responsible (at its sole cost and expense) to maintain in good order and repair and in good working condition that portion of the roof so raised as well as all joints and seems connecting the portion of the roof not raised with the portion of the roof raised by Lessee.

     SECTION 2. The Lessor shall, at its expense, promptly after receipt of written notice from the Lessee, make any necessary repairs to the foundations, roof (except for


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those portions of the roof raised by Lessee (and the joints and seems connected thereto) in accordance with Article VI, Section 1 hereof), beams, girders, mullions and exterior walls of the demised premises only (exclusive of glass, window frames, windows, doors, door frames and signs, which repairs shall be made by the Lessee) except where such repairs are required by reason of any act or negligence of the Lessee, its employees, agents, licensees, suppliers, contractors, or guests ("structural repairs"). The Lessor shall commence repairs to be made by it as promptly as practicable after the receipt of such notice, provided, however, that the Lessor (without limiting Section 14 of Article XXII hereof) shall not be liable for a delay in commencement of the making of such repairs or for a delay or failure to complete such repairs where such delay or failure is attributable to strikes or other labor conditions, inability or difficulty in obtaining materials, services or permits, wars, delays due to the weather, or other cause beyond the reasonable control of the Lessor.

     SECTION 3. Lessor shall be responsible for the maintenance of the grass and shrubs located on the Land and shall be responsible for maintaining, repairing, lighting and removing snow from the parking areas, driveways and walkways on the Land, except where the necessity thereof is due to the willful or negligent acts of Lessee or its agents, employees, licensees, suppliers, contractors or guests.

     SECTION 4. All costs paid or incurred by Lessor in performing any of its obligations under this Article VI (except for structural repairs set forth in Section 2 hereof) shall be included in Lessor's costs of maintaining and repairing as set forth in Article III, Section 4.

     SECTION 5. The Lessee shall at the expiration or earlier termination of this lease remove its goods and effects and peaceably yield up the demised premises, clean and in the same order, repair and condition as at the Commencement Date of the term hereof, or as the same may be put in during the term hereof, reasonable wear and tear excepted (provided good maintenance practices are employed), except for repairs which the Lessor agrees to make as herein provided and except for damage by fire or insured casualty, and Lessee shall promptly repair any injury done to the demised premises, the Building or the Land by the installation or removal of the Lessee's fixtures or other property.

     SECTION 6. The Lessee shall have the right at its expense to make alterations, improvements or additions to the interior of the demised premises, provided that:

     (a) No such alteration, addition or improvement shall lessen the fair market value of the demised premises or the Building and any such alteration, addition or improvement shall be done in accordance with all applicable law, in a good and workmanlike manner with good quality materials and shall not impair the safety of the structure of the Building.


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     (b) Any such alteration, addition, or improvement shall be made in accordance with plans and specifications which must have the written approval of the Lessor before any work shall be commenced, such approval, with respect to non-structural alterations, not to be unreasonably withheld. With respect to structural alterations, improvements or additions, Lessor shall have absolute discretion to withhold or grant its consent.

     (c) Prior to the commencement of work on any such alteration, addition, or improvement, the plans and specifications covering the same shall have been submitted to and approved by:

          1. All municipal or other governmental departments or agencies having jurisdiction over the subject matter thereof, and

          2. Any mortgagee having an interest in or lien upon the Building or the Land, if required by the terms of the mortgage.

     (d) The Lessee shall pay the increased premium, if any, for the insurance coverage of the demised premises or the Building resulting from any additional risk during the course or construction or installation of any such alteration, addition, or improvement or resulting from such alteration, addition or improvement.

     All additions, improvements and fixtures (other than the usual trade fixtures, furniture and equipment installed by the Lessee which may be removed from the demised premises without injury thereto) which may be made or installed by either the Lessor or the Lessee and which are attached to a floor, wall or ceiling, including any floor covering, shall remain upon the demised premises, and at the expiration or earlier termination of this lease shall be surrendered with the demised premises as a part thereof. However, the Lessor upon termination of this lease may require the Lessee at Lessee's expense to restore the demised premises to their condition at the commencement of this lease in whole or in part.

     Any trade fixtures, furniture and equipment owned by the Lessee which may be removed from the demised premises without injury thereto shall remain the property of the Lessee and shall be removed by the Lessee from the demised premises without injury thereto prior to the expiration or earlier termination of this lease. In the event Lessee fails to remove said fixtures, furniture and/or equipment prior to the expiration or earlier termination they shall be deemed abandoned and may be disposed of by Lessor in any way it sees fit, and Lessor shall not be liable to Lessee for any such disposal.

     SECTION 7. Without limiting Lessee's obligations in this Lease or elsewhere, Lessee shall promptly, after notice from the Lessor, repair at its own expense any damage to the exterior of the demised premises, the Building or to the utilities serving


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the demised premises (including the HVAC system), or the Land (including without limitation the parking areas, driveways, walkways, and grass and shrubs located on the Land) caused by any act or negligence of the Lessee, its agents, employees, licensees, suppliers, contractors, or guests.

     SECTION 8. It is understood that Lessor's obligations under this Article VI are subject to the provisions and limitations set forth in Articles XV and XVI.


                                  ARTICLE VII

                                    UTILITIES

     The Lessee shall pay when due all charges for utility services provided to the demised premises including, without limitation, electricity, gas, water, telephone, and the cost of fuel to heat or air-condition the demised premises. If water consumed by the demised premises is not metered separately from water consumed by the remainder of the Building, Lessee shall pay to Lessor, upon being billed therefor by Lessor, Lessee's Pro Rata Share of the aforesaid. The aforementioned share is based on the assumption that water in the demised premises will be used only for ordinary drinking and lavatory purposes. If water is consumed in the demised premises for other purposes or in excessive quantities or if Lessee's heating and/or cooling requirements are materially greater than that of other tenants or prospective tenants, then Lessee shall pay to Lessor, on demand from time to time, charges for said additional water as reasonably estimated by Lessor. Lessor reserves the right to install a water meter to measure water consumption in the demised premises if not installed at the Commencement Date. The Lessor shall not be liable for any interruption of electricity, gas, water, telephone, sewage and/or septic system or other utility service supplied to the demised premises and Lessor reserves the right to stop any service or utility to the demised premises, when in Lessor's judgment it is deemed necessary by reason of accident, emergency, repair work, or otherwise. No such interruption or stoppage of utility service shall be deemed to be an eviction of the Lessee or relieve Lessee from any of the Lessee's obligations under this lease.

                                  ARTICLE VIII

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE

     SECTION 1. The Lessee shall assume exclusive control of the demised premises, and all tort liabilities with respect to the control or occupancy thereof and shall save the Lessor harmless and indemnified from all injury, loss, claims or damage of whatever nature to any person or property in or about the demised premises, the Building and/or the Land, arising from any act, omission or negligence of the Lessee or Lessee's subtenants or concessionaires or the employees, agents, contractors, suppliers,


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

licensees, invitees, or customers of any of the foregoing or otherwise resulting from Lessee's use, maintenance and occupancy of the demised premises or any thing or facility kept or used thereon. Upon request of Lessor, the Lessee shall take over Lessor's defense in any action related to such matter for which Lessee has agreed to indemnify Lessor.

     SECTION 2. Lessee agrees to maintain in full force during the term hereof and any extensions thereof a policy of public liability and property damage insurance under which the Lessor (and such other persons as are in privity of estate with Lessor as may be set out in notice from the Lessor from time to time) and Lessee are named as insureds, and under which the insurer agrees to indemnify and hold Lessor and those in privity of estate with Lessor harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries, and damages mentioned in Section 1 of this Article VIII. Each such policy shall be non-cancellable with respect to the Lessor and Lessor's said designees without thirty (30) days' prior written notice to Lessor, and a duplicate original or certificate thereof shall be delivered to Lessor. The minimum limits of liability of such insurance shall be Three Million Dollars ($3,000,000) for injury (or death) to any one person, and Three Million Dollars ($3,000,000) for injury (or death) to more than one person, and Three Million Dollars ($3,000,000) with respect to damage to property.

     SECTION 3. Neither the Lessor nor any agent or employee of the Lessor shall be liable for any loss or damage to the person or property of the Lessee, or of any subtenant, or concessionaire, or of any employee, customer, licensee, invitee, contractor or supplier, or guest of any of the foregoing. Without in any way limiting the generality of the foregoing, Lessor, its agents or employees shall not be liable for any such damage resulting:

     (a) from the interruption to business resulting from theft, fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of said demised premises, or from the pipes, appliances or plumbing or from dampness or any other cause;

     (b) from any hidden defect in, under or upon the demised premises, the Building or the Land; and/or

     (c) from acts or omissions of persons occupying adjacent premises or otherwise entitled to use the Building and/or Land.

     SECTION 4. Lessor shall not be liable to Lessee for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Lessor's entering the demised premises for any of the purposes in this Lease authorized or for repairing the demised premises or any portions of the Building or Land in accordance herewith, nor shall any such entry, interruption or similar event give rise to a claim in Lessee's favor that such event constitutes actual or constructive, total or partial, eviction from the demised premises, provided however, that to the extent that any such entry or interruption materially impairs Lessee's operations at the demised premises for the Permitted Uses for a period in excess of thirty (30) days, then Lessee shall be entitled to a rent abatement in proportion to the reduction in fair market rental value of the Premises occasioned by such entry or interruption for that period of time after said thirty (30) day period during which the entry or interruption continues.

                                   ARTICLE IX

                      FIRE AND EXTENDED COVERAGE INSURANCE

     SECTION 1. The Lessor shall obtain the insurance for which Lessee makes required payments to Lessor under Article III, Section 6.

     SECTION 2. The Lessee shall not acquire, by being named, at the election of Lessor, as insured under any fire or extended coverage insurance on the demised premises or the Building, any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse any checks or other instruments in payment of loss in which the Lessee is named as payee.

     SECTION 3. The Lessee shall, at its own expense, maintain fire and comprehensive casualty insurance with respect to, and in the amount of the full replacement value of its own fixtures, merchandise, equipment and other property contained in the demised premises, it being understood that all merchandise, furniture, fixtures, effects and property of every kind of the Lessee which may be in the demised premises, or the Building or on the Land shall be at the sole risk and hazard of the Lessee.

                                   ARTICLE X

                    HAZARDOUS SUBSTANCES; COMPLIANCE WITH LAW

     SECTION 1. Lessee shall not cause any hazardous or toxic wastes, hazardous or toxic substances or hazardous or toxic materials (collectively, "Hazardous Materials") to be used, generated or stored on, under or about, the Premises (collectively, "Hazardous Materials Activities") without first receiving Lessor's written consent, which consent shall not be unreasonably withheld if the use, storage or generation of Hazardous Materials is necessary to conduct Lessee's business and provided that Lessor receives such assurances as it shall reasonably require against any loss or damage arising out of the use, storage or generation of any Hazardous Materials. If Lessor consents to any Hazardous Materials Activities, Lessee shall conduct them in strict compliance (at Lessee's expense) with all applicable Regulations, as hereinafter defined, and using all necessary and appropriate precautions. Lessor shall not be liable to Lessee for any Hazardous Materials Activities by Lessee, Lessee's employees, agents, contractors, licensees or invitees, whether or not consented to by Lessor. Lessee shall indemnify, defend with counsel reasonably acceptable to Lessor and hold Lessor harmless from and against any claims, damages, costs and liabilities arising out of Lessee's Hazardous Materials Activities. Lessee shall not dispose of hazardous substances except in compliance with all applicable Regulations. For the purposes hereof, Hazardous Materials shall include substances defined as "hazardous substances", "toxic substances", or "hazardous wastes" in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the federal Hazardous Materials Transportation Act, as amended; and the federal Resource Conservation and Recovery Act, as amended ("RCRA"); those substances defined as "hazardous wastes" in the Massachusetts Hazardous Waste Facility Siting Act, as amended (Massachusetts General Laws Chapter 21D); those substances defined as "hazardous materials" or "oil" in Massachusetts General Laws Chapter 29, as amended; and as such substances are defined in any regulations adopted and publications promulgated pursuant to said laws (collectively, "Regulations"). Prior to using, storing or maintaining any Hazardous Materials on or about the Premises, Lessee shall provide to Lessor a plan regarding Hazardous Waste management (a "Management Plan") which shall include a list of the types and quantities of any Hazardous Materials to be used, stored or maintained on or about the Premises, a description of the precise location where such Hazardous Materials will be used, stored or maintained, and a description of the steps Lessee shall take to inspect for, detect, minimize, respond to and mitigate any release of Hazardous Materials. Lessee shall at all times strictly comply with the Management Plan. Lessee shall also provide Lessor a copy of any Hazardous Materials inventory statement required by any applicable Regulations and any update filed in accordance with any applicable regulations. If Lessee's activities violate or create a risk of violation of any Regulations or the Management Plan, Lessee shall cease such activities immediately. Lessee shall immediately notify Lessor both by telephone and in writing of any spill or unauthorized discharge of Hazardous Materials or of any condition constituting an "imminent hazard" under any Regulations. Lessor, and Lessor's representatives and employees, may enter the Premises at any time by appointment arranged one day in advance during the Term to inspect Lessee's compliance herewith, and may disclose any violation of any Regulations to any governmental agency with jurisdiction. Lessee shall not be responsible for Hazardous Materials existing at the demised premises prior to the term of this Lease. Lessee has been provided with a copy of "Report on Oil and Hazardous Material Site Evaluation 33 Manning Road, Billerica, Massachusetts", dated July 1999 and prepared by Haley & Aldrich, Inc. (the "Environmental Report") and Lessor has no actual knowledge of the existence of Hazardous Materials at the demised premises which are not disclosed in the Environmental Report.

                                   ARTICLE XI

                            ASSIGNMENT OR SUBLETTING

     SECTION 1. Lessee shall not assign, transfer, mortgage or pledge this Lease or grant a security interest in Lessee's rights hereunder, or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) or permit anyone other than Lessee to occupy all or any part of the demised premises or suffer or permit this Lease or the leasehold interest hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, unless, in each instance (i) the prior written consent of Lessor thereto shall have been obtained, which may be withheld in Lessor's sole discretion, (ii) any defaults then existing with respect to the obligations of Lessee under this Lease shall have been cured, (iii) the rental rate of any such sublease is equal to or greater than the rental rate under this Lease for the period of this Lease corresponding to the term of the sublease, and (iv) in the case of a proposed assignment, sublease or occupancy by another person or entity, the proposed assignee, sublessee, or occupant is qualified to do business in Massachusetts and has a sufficient financial net worth to satisfy the obligations of Lessee hereunder, and such assignee, sublessee, or occupant executes and delivers to Lessor an agreement satisfactory to Lessor by which such assignee, sublessee or occupant shall be bound by and shall assume all the obligations of Lessee under this Lease relating to the portion or all of the Premises acquired by such assignee, sublessee or occupant. Notwithstanding anything to the contrary contained herein, Lessee shall have the right to assign its interest in this Lease to an entity which holds the controlling interest in Lessee or of which Lessee holds the controlling interest, provided that (i) any defaults then existing with respect to the obligations of Lessee under this Lease shall have been cured, and (ii) the proposed assignee is qualified to do business in Massachusetts and has a financial net worth at least equal to that of Lessee as of the date of this Lease and as of the date of such proposed assignment, and such assignee executes and delivers to Lessor an agreement satisfactory to Lessor by which such assignee shall be bound by and shall assume all the obligations of Lessee under this Lease.

     As used herein, "controlling interest" shall mean ownership of fifty-one percent (51%) or more of the outstanding voting stock of the particular entity.

     SECTION 2. If for any assignment or sublease or occupancy by another, Lessee receives rent or other consideration, either initially or over the term of the assignment, sublease or occupancy, in excess of the rent called for hereunder, or in case of a sublease of part of the demised premises, in excess of such rent fairly allocable to the part so subleased, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Lessee shall pay to Lessor, as additional rent, the excess of each such payment of rent or other consideration received by Lessee promptly after its receipt.

     SECTION 3. In the event of a proposed assignment of this Lease, or in the event of one or more proposed sublettings which, when aggregated with any existing or proposed sublettings result in existing or proposed subletting of 25% or more to the rentable area of the demised premises for any period of time, Lessee's request for Lessor's consent shall constitute an offer to Lessor to delete from the Premises demised under this Lease, for the balance of the Term, the area which is proposed to be subleased, which offer landlord may accept within 30 days after receipt. In the event that Landlord accepts such offer, the description of the Premises shall be deemed to be amended by deleting therefrom the area proposed to be subleased or assigned, and the Lessee's Pro Rata Share shall be re-calculated in the manner described in Section hereof. Lessor's failure to accept Lessee's offer to terminate shall not constitute a consent to the proposed assignment.

     SECTION 4. For the purposes of this Article XI, the transfer in the aggregate in any one year of 20% or more in interest in Lessee (whether stock, partnership interest or other form of ownership or control) by any person or persons having an interest in ownership or control of Lessee shall be deemed an assignment of this Lease. The preceding sentence shall not apply to the initial Lessee named herein if such Lessee is a corporation and the outstanding voting stock thereof is listed on a recognized securities exchange.

     SECTION 5. Any attempted assignment, transfer, mortgage, pledge, grant of security interest, sublease or other encumbrance, except as permitted by this
Article XI, shall be void. No assignment, transfer, mortgage, grant of security interest, sublease or other encumbrance, whether or not approved, and no indulgence granted by Lessor to any assignee, sublessee or occupant shall in any way impair Lessee's continuing primary liability (which after an assignment or subletting shall be joint and several with the assignee or sublessee) of Lessee hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Lessor's approval in any other case.

                                  ARTICLE XII

                                  SUBORDINATION

     SECTION 1. The Lessee shall from time to time, within ten (10) days written demand of Lessor, either (as demanded by Lessor) subordinate this lease or make this lease superior to any existing and/or future Mortgage heretofore or hereafter placed upon the Land and to any renewal, modification, replacement or extension of such Mortgage, and to any and all advances made or to be made thereunder, provided that said Mortgagee enters into an agreement with Lessee by the terms of which the Mortgagee under said Mortgage will agree that in the event of foreclosure thereof, said Mortgagee will not disturb the possession of the Lessee under the Lease so long as the Lessee is not in default hereunder and the Lessee will agree to recognize the holder of such Mortgage as the Lessor in such event, which agreement shall be made expressly binding upon the successors and assigns of the Lessee, and the Mortgagee and upon anyone purchasing said demised premises or Building at any foreclosure sale. Lessor shall have the right to subject the Land and the Building to any easement which does not materially interfere with Lessee's use of the Premises pursuant to this Lease and Lessee hereby agrees that it shall subordinate its interest in this Lease to any such easement upon written request of Lessor. The Lessee and the Lessor agree to execute and deliver any instruments necessary to carry out the agreements in this Section contained.

     SECTION 2. If any Mortgagee elects, by written notice given to the Lessee, to have this Lease and the interest of the Lessee hereunder superior to any such Mortgage then this Lease and the interest of the Lessee hereunder shall be deemed superior to any such Mortgage, whether this Lease was executed before or after such Mortgage.

     SECTION 3. Lessee will, upon request by Lessor or any Mortgagee, from time to time, execute and deliver to such party (a) an "Estoppel Letter", so-called, certifying that this Lease is unmodified and in full force and effect and that Lessee has no defenses, offsets or counterclaims against its obligations to pay the Annual Base Rent and additional rent hereunder and to perform its other covenants under this Lease and that there are no uncured defaults of Lessor or Lessee under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the Annual Base Rent, additional rent and other charges have been paid, and such other matters as a mortgagee or purchaser of the demised premises may reasonably request and/or (b) a copy of every notice of default delivered by Lessee to Lessor at the same time and in the same manner as to Lessor (provided that the failure to provide such notice shall not subject Lessee to termination of this Lease, provided still further that Lessee shall not in any event have the right to terminate this Lease or claim a constructive eviction hereunder until a copy of such notice of default has been given to such Mortgagee and such Mortgagee has had a reasonable opportunity to cure the default, and if possession of the demised premises is required to cure the default, a reasonable opportunity to acquire possession of the demised premises) and/or (c) an agreement consenting to an assignment of this Lease to such party and acknowledging such assignment.

     SECTION 4. For purposes hereof, the term "Mortgage" shall mean any real estate mortgages, ground leases, deeds of trust, security agreements or indentures affecting the Land or the Building, and the term "Mortgagee" shall include the holder of any such real estate mortgage, any ground lessor or any trustees or holders of any such security agreements or indentures.

                                  ARTICLE XIII

                                    SELF-HELP

     If the Lessee shall default in the performance or observance of any agreement or condition in this lease contained on its part to be performed or observed, and shall not cure such default within thirty (30) days after notice from Lessor specifying the default Lessor may, at its option, without waiving any claim for breach of agreement, at any time thereafter cure such default for the account of Lessee, and make all necessary payments in connection therewith, including but not limiting the same to reasonable counsel fees, costs or charges of or in connection with any legal action which may have been brought, and any amount paid by Lessor in so doing shall be deemed paid for the account of Lessee and Lessee agrees to reimburse Lessor therefor with interest thereon at a rate equal to the Prime Rate (as hereinafter defined) in effect from time to time, plus 4 percentage points, such sums payable by Lessee to Lessor to be deemed additional rent, provided that Lessor may cure any such default as aforesaid prior to the expiration of any waiting or cure period but after Lessor has exerted reasonable efforts to give actual notice (by telephone or otherwise) if the curing of such default prior to the expiration of said waiting or cure period is reasonably necessary to protect the real estate or Lessor's interest therein, or to prevent injury or damage to persons or property. As used herein, the "Prime Rate" shall mean the rate of interest announced from time to time as the prime rate of interest by Fleet Bank (or any successor institution thereto).

                                  ARTICLE XIV

                              WAIVER OF SUBROGATION

     Lessor and Lessee each hereby releases the other from any and all liability or responsibility to the other (or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to the demised premises or property thereon against which the waiving party is protected by insurance, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Lessor and Lessee each hereby agree that it shall cause such a clause or endorsement to be included in its insurance policies with respect to the demised premises, if available, and, if necessary, pay any additional premium that may be charged therefor.

                                   ARTICLE XV

                              DAMAGE BY FIRE, ETC.

     SECTION 1. If the demised premises or the Building shall be damaged or destroyed by fire, windstorm or any other insured casualty, the Lessee shall immediately give notice thereof to the Lessor and unless this Lease is terminated as hereinafter provided the Lessor at its own expense shall repair or rebuild the same so as to restore the demised premises to substantially the same condition they were in immediately prior to such damage or destruction, subject, however, to zoning and building laws then in existence, provided that the Lessor shall not be responsible for any delay in such repair or reconstruction as described in Section 14 of Article XXII hereof, and provided further that Lessor shall not be required to expend more than the net amount of insurance proceeds, if any, received by Lessor for such purposes, it being understood that the application of insurance proceeds is subject to the right of any mortgagee of the demised premises.

     SECTION 2. If either the demised premises or the Building shall be damaged or destroyed to the extent of twenty percent (20%) or more on a square footage basis by any cause (whether insured against by the Lessor or not), the Lessor may elect by written notice to the Lessee either to terminate this lease or to repair or rebuild on the conditions set forth in Section 1. Further, if the demised premises are so destroyed, Lessee may, by notice given to Lessor within 45 days of such damage, notify Lessor of its desire to terminate this Lease ("Lessee's Termination Notice"). If such Lessee's Termination Notice is given this Lease shall terminate 60 days after such notice is given unless, within 60 days after such notice is given, Lessor delivers to Lessee its certification (a "Restoration Notice") that it intends to cause the demised premises or the Building to be restored to substantially the condition they were in prior to such damage within 270 days of the event giving rise to such notice. If Lessor gives a Restoration Notice and thereafter substantially completes the restoration of the demised premises and the Building (except for items of work and mechanical adjustment which can be completed without substantial interference to Lessee's use of the demised premises) in accordance with Section 1 above within said 270 day period, which 270 day period will be extended for any period of delay caused by a Force Majeure Event (but not beyond 365 days in the aggregate), this Lease shall remain in full force and effect, notwithstanding Lessee's Termination Notice, and if such restoration is not substantially completed within said 270 day period (as the same may be extended due to a Force Majeure Event), then Lessee shall have the right to terminate this Lease by written notice given within thirty (30) days of the expiration of said 270 day period (as the same may be extended due to a Force Majeure Event).

     SECTION 3. If the demised premises or the Building shall, within the last year of the original term of this Lease or the last year of any extended term hereof, be damaged or destroyed by any cause to such extent that the same cannot be reasonably expected to be restored to substantially the same condition as prior to such damage or destruction within ninety (90) days from the time that such repair or restoration work would be commenced then the Lessor shall have the right to terminate this Lease by notice to the Lessee given within sixty
(60) days after the occurrence of such damage or destruction.

     SECTION 4. In the event that the demised premises or the Building are damaged or destroyed by any cause, then, unless this Lease is terminated as above provided, the Lessee shall upon substantial completion of the repairs and restoration necessitated by such casualty continue to operate and use the demised premises for the Permitted Uses.

     SECTION 5. If this Lease is not terminated as above provided, then from and after such damage which is material and until the demised premises are restored as above provided, the rent reserved herein shall abate, either wholly or proportionately, according to the nature and extent of the injury.

                                  ARTICLE XVI

                                 EMINENT DOMAIN

     SECTION 1. If as a result of any taking by eminent domain which shall be deemed to include a voluntary conveyance in lieu of a taking the total floor area remaining in the demised premises shall be reduced by twenty (20%) percent or more of the total floor area in the demised premises at the commencement of the term hereof, then at the election of either the Lessor or Lessee, exercisable by written notice given to the other within ninety (90) days after the date of the filing of the notice of such taking this Lease may be terminated as of the date when the Lessee is required to vacate the demised premises or the portion thereof so taken, notwithstanding that the entire interest of the Lessor may have been divested by such taking, and if following any such taking neither the Lessor nor Lessee terminates this Lease, then the Lessor, at the Lessor's expense but only to the extent of the award actually received by the Lessor for any such taking (subject to the rights of any first mortgagee of the demised premises) and proceeding with all reasonable dispatch shall do such work as may be required to put what may remain of the demised premises in proper condition for the conduct of the Lessee's business, and the Lessee, upon substantial completion by Lessor of such work as may be required to put what may remain of the demised premises in proper condition for the conduct of the Lessee's business, shall continue to operate and use the demised premises for the Permitted Uses. From and after the date on which the Lessee is required to vacate the portion of the demised premises so taken, a just proportion of the rent reserved herein according to the nature and extent of the taking of the demised premises, shall be abated until the demised premises are restored to such condition that the Lessee can commence business therein, and from and after the date on which the Lessor shall restore the demised premises in the manner above provided the rent shall be reduced in the proportion that the floor area of the portion of the demised premises so taken bears to the floor area of the demised premises at the commencement of the term hereof.

     SECTION 2. In the event of a taking, as defined herein, of 25% or more of the Land, or 25% of the area of the Building and even though such taking does not affect (20%) twenty percent or more of the floor area of the demised premises, the Lessor shall nonetheless have the right to terminate this lease by notifying the Lessee of the Lessor's election to terminate within (90) days after the final determination of the amount of the award, or to restore any part of the demised premises so remaining and in the case of such restoration, the rent shall be abated to the extent provided above. The Lessor reserves and excepts all rights to damages to the Land, the Building, the demised premises and the leasehold hereby created or awards with respect thereto, then or thereafter accruing, by reason of any taking by eminent domain or by reason of anything lawfully done or required by any public authority, and the Lessee grants to the Lessor all the Lessee's rights, if any, to such damages except with respect to the value of its personal property, trade fixtures and equipment and its relocation expenses to the extent compensated by a separate award and shall execute and deliver to the Lessor such further instruments of assignments thereof as the Lessor may from time to time request.

                                  ARTICLE XVII

                                     DEFAULT

     SECTION 1. (a) If Lessee shall default in the performance of any of its obligations to pay the Annual Base Rent or additional rent or any other sums due hereunder and if such default shall continue for 7 days after notice from Lessor designating such default (provided that it shall constitute a separate default hereunder if Lessee shall receive more than two such notices with respect to Annual Base Rent or additional rent or any other sums due hereunder within any twelve-month period during the term of this Lease) or if within 30 days after notice from Lessor to Lessee specifying any other default or defaults Lessee has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if Lessee or any present or future guarantor of all or any portion of Lessee's obligations under this Lease (a "Guarantor") becomes insolvent or fails to pay its debts as they fall due, or (c) if a trust mortgage or assignment is made by Lessee or by any Guarantor for the benefit of creditors, or (d) if Lessee or any Guarantor proposes a composition, arrangement, reorganization or recapitalization with creditors, or (e) if the leasehold estate under this Lease or any substantial part of the property of Lessee or of any Guarantor is taken on execution, or by other process of law, or is attached or subjected to any other involuntary encumbrance, or (f) if a receiver, trustee, custodian, guardian, liquidator or similar agent is appointed with respect to Lessee or any Guarantor, of if any such person or a mortgagee, secured party or other creditor takes possession of the demised premises or of any substantial part of the property of Lessee or of any Guarantor, and, in either case, if such appointment or taking of possession is not terminated within 30 days after it first occurs, or (g) if a petition is filed by or with the consent of Lessee or of any Guarantor under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors, or (h) if a petition is filed against Lessee or against any Guarantor under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors, and such petition is not dismissed within 30 days thereafter, or (i) if Lessee or any Guarantor which is a corporation dissolves or is dissolved or liquidates or adopts any plan or commences any proceeding, the result of which is intended to include dissolution or liquidation, then and in any of such cases, Lessor and the agents and servants of Lessor lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or any time thereafter and without demand or notice and with or without process of law enter into and upon the demised premises or any part thereof in the name of the whole or mail a notice of termination addressed to Lessee, and repossess the same as of Lessor's former estate and expel Lessee and those claiming through or under Lessee and remove its and their effects without being deemed guilty of any manner or trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Lessee hereby waiving all statutory rights (including without limitation rights of redemption, if any, to the extent such rights may be lawfully waived) and Lessor, without notice to Lessee, may store Lessee's effects, and those of any person claiming through or under Lessee at the expense and risk of Lessee, and, if Lessor so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Lessor from Lessee, if any, and pay over the balance, if any, to Lessee.

     SECTION 2. In the event that this Lease is terminated under any of the provisions contained in Section 1 or shall be otherwise terminated for breach of any obligation of Lessee, Lessee, covenants to pay forthwith to Lessor, as compensation, the excess of the total rent reserved for the residue of the Term over the rental value of the demised premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the Annual Base Rent and additional rent, the value of all other considerations agreed to be paid or performed by Lessee for said residue. Lessee further covenants as additional and cumulative obligations after any such termination to pay punctually to Lessor all the sums and to perform all the obligations which Lessee covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated (provided that the foregoing sentence shall not entitle Lessee to double recovery with respect to the payment or performance of Lessee's obligations under this Lease). In calculating the amounts to be paid by Lessee pursuant to the next preceding sentence Lessee shall be credited with the portion of any amount paid to Lessor as compensation as in this Section 2 provided, allocable to the corresponding portion of the Term and also with the net proceeds of any rent obtained by Lessor by reletting the demised premises, after deducting all Lessor's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the demised premises for such reletting, it being agreed by Lessee that Lessor may, but shall not be obligated to, (i) relet the demised premises or any part or parts thereof, for a term or terms which may at Lessor's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions as Lessor in its reasonable judgment considers advisable or necessary to relet the same, (ii) make such alterations, repairs and decorations in the demised premises as Lessor in its reasonable judgment considers advisable or necessary to relet the same, and (iii) keep the demised premises vacant unless and until Lessor is able to rent the demised premises to a Lessee which is at least as desirable and financially responsible as Lessee is on the date of this Lease, on terms not less favorable to Lessor than those of this Lease. No action of Lessor in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Lessee's liability as aforesaid.

     In lieu of any other damages or indemnity and in lieu of full recovery by Lessor of all sums payable under all the foregoing provisions of this Section 2, Lessor may by notice to Lessee, at any time after this Lease is terminated under any of the provisions contained in Section 1 or is otherwise terminated for breach of any obligation of Lessee and before such full recovery, elect to recover, and Lessee shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Annual Base Rent and additional rent accrued in the 12 months ended next prior to such termination plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Lessor under the foregoing provisions of this Section 2 up to the time of payment of such liquidated damages.

     Nothing contained in this lease shall, however, limit or prejudice the right of Lessor to prove for and obtain in proceedings under any federal or state law relating to bankruptcy or insolvency or reorganization or arrangement, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than the amount of the loss or damages referred to above.

     SECTION 3. Any and all rights and remedies which Lessor may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

     SECTION 4. Any consent or permission by Lessor to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Lessor of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

     The failure of the Lessor to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Lessor of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Lessor, or by Lessee, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Lessor to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

                                 ARTICLE XVIII

                                     NOTICES

     Any notice, request, demand or other communication required or permitted by this lease shall, until either party notifies the other in writing of a different address in accordance herewith, be deemed to be duly given if in writing and sent by registered or certified first class mail, postage prepaid, return receipt requested, addressed as follows.





         If to Lessor: addressed to the Lessor

                  c/o CB Richard Ellis-NE Partners
                  600 Atlantic Avenue, 22nd Floor
                  Boston, MA 02110

         If to the Lessee: addressed to the Lessee at the Lessee's Notice
Address.


                                  ARTICLE XIX

                                    BROKERAGE

     Lessor and Lessee each warrants and represents to the other that it has not dealt with any broker in connection with this lease or the demised premises, except only Broker and Grubb & Ellis and each agrees to defend, indemnify and hold the other harmless from and against any and all claims for brokerage fees and commissions (except with respect to (a) Broker, the fees of which shall be paid by Landlord and (b) Grubb & Ellis, the fees of which will be paid by Nordblom Company) by any broker claiming to have dealt with it in connection with this Lease.

                                   ARTICLE XX

                         TERM "LESSEE'S PRO RATA SHARE"

     Lessee and Lessor hereby agrees that the total leasable square footage of the Premises, the total leasable square footage of the Building and the Lessee's Pro Rata Share are all as set forth in Article I hereof. If any additions are made to the Building, or if the description of the Premises is deemed to have been modified pursuant to Section 3 of Article XI, then the Lessee's Pro Rata Share shall mean a fraction, the numerator of which fraction shall be the then total leasable square footage of the Premises and the denominator or which shall be the then total leasable square footage of floor area of the Building.

                                  ARTICLE XXI

                                SECURITY DEPOSIT

     Simultaneously with the execution hereof, Lessee shall deposit with Lessor a Security Deposit in the amount equal to the Security Deposit Amount, as security for the punctual performance by Lessee of each and every obligation of it under this Lease. Lessor may apply or retain all or any part of such Security Deposit to cure any default or to reimburse Lessor for any sum which Lessor may spend by reason of the default. In the case of every such application or retention Lessee shall, within 10 days of demand, pay to Lessor the sum so applied or retained, which shall be added to the Security Deposit so that the same shall be restored to its original amount. Lessee shall not have the right to require Lessor to call upon or apply the Security Deposit to any obligation of Lessee. Upon any conveyance by Lessor of its interest under this Lease, the Security Deposit may be delivered by Lessor to Lessor's grantee or transferee. Upon any such delivery, Lessee hereby releases the Lessor originally named herein from any liability with respect to the Security Deposit, and Lessee agrees to look solely to such grantee or transferee; this provision shall also apply to subsequent grantees and transferees. If at the end of the Term, Lessee shall not be in default under this Lease, the Security Deposit, or any balance thereof, shall be returned to Lessee, without interest.

                                  ARTICLE XXII

                            MISCELLANEOUS PROVISIONS

     SECTION 1. No consent or waiver, express or implied, by the Lessor to or of any breach in the performance by the Lessee of its agreements hereunder shall be construed as a consent or waiver to or of any other breach in the performance by the Lessee of the same or any other covenant or agreement. No acceptance by the Lessor of any rent or other payment hereunder, even with the knowledge of any such breach, shall be deemed a waiver thereof nor shall any acceptance of rent or other such payment in a lesser amount than is herein required to be paid by the Lessee, regardless of any endorsement on any check or any statement in any letter accompanying the payment of the same, be construed as an accord and satisfaction or in any manner other than as a payment on account by the Lessee. No reference in this lease to any sublessee, licensee or concessionaire, or acceptance by the Lessor from other than the Lessee of any payment due hereunder shall be construed as a consent by the Lessor to any assignment or subletting by the Lessee, or give the Lessee any right to permit another to occupy any portion of the demised premises except as herein expressly provided. No waiver by the Lessor in respect of any one tenant shall constitute a waiver with respect to any other tenant. Failure on the part of the Lessor to complain of any action or non-action on the part of the Lessee or to declare the Lessee in default, no matter how long such failure may continue, shall not be deemed to be a waiver by the Lessor of any of its rights hereunder.

     SECTION 2. In no case shall mention of specific instances under a more general provision be construed to limit the generality of said provisions.

     SECTION 3. The delivery of keys to Lessor or any employees of Lessor or the Lessor's agent or any employee thereof shall not operate as a termination of this lease or surrender of the demised premises.

     SECTION 4. If any installment of rent base or additional is paid more than 10 days after the due date thereof, then at Lessor's election it shall bear interest at the Prime Rate plus four percentage points, from such due date to date of payment, which interest shall be immediately due and payable as additional rent.

     SECTION 5. If the Lessee continues to occupy the demised premises after the termination hereof, it shall have no more rights than a tenant by sufferance, but shall be liable for twice the aggregate rental as above determined during such occupancy, and shall be liable for any loss or expense due to such holding over. Nothing in this section shall be construed to permit such holding over.

     SECTION 6. If any provisions of this Lease or the application thereof to any person or circumstance shall be to any extent invalid or unenforceable the remainder of this Lease and the application to persons or circumstances other than those as to which it is invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.

     SECTION 7. Lessor agrees that upon Lessee's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed Lessee shall and may peaceably and quietly have, hold and enjoy the demised premises during the term of this Lease and any extension thereof without any manner of hindrance or molestation from Lessor or anyone claiming under Lessor, subject however, to the rights of holders of present and future Mortgages and to the terms and provisions of this Lease.

     SECTION 8. The conditions and agreements in this Lease contained to be kept and performed by the parties hereto shall be binding upon and inure to the benefit of said respective parties, their legal representatives, successors and assigns and the same shall be construed as covenants running with the land. Wherever in this Lease reference is made to either of the parties, it shall be held to include and apply to the successors and assigns of such party as if in each case so expressed unless the context requires otherwise and regardless of the number and gender of such party, provided however, that the term "Lessor" as used in this Lease means only the owner for the time being of the Land, so that in the event of any sale or sales of the Land and demised premises or of this Lease, the Lessor shall be and hereby is entirely released of all covenants and obligations of the Lessor hereunder.

     SECTION 9. This Lease shall constitute the only agreement between the parties relative to the demised premises and no oral statements and no prior written matter not specifically incorporated herein shall be of any force or effect. In entering into this Lease the Lessee relies solely upon the representations and agreements contained herein. This agreement shall not be modified except by writing executed by both parties.

     SECTION 10. The section and article headings throughout this instrument, are for convenience and reference only and shall in no way be held to limit, define or describe the scope or intent of this Lease or in any way affect this Lease.

     SECTION 11. If the Lessor shall at any time be an individual, joint venture, tenancy in common, joint tenancy, limited liability company, firm or partnership (general or limited), or a trust or trustees of a trust, it is specifically understood and agreed that there shall be no personal liability of any individual or any joint venturer, member, tenant, partner (general or limited), trustee, shareholder, officer, beneficiary or holder of a beneficial interest under any of the provisions hereof or arising out of the use or occupation of the demised premises by Lessee. The obligations of Lessor shall in all events be binding upon Lessor's equity in the Building and Land only, all in accordance herewith. It is further understood and agreed that the liability of any party who is a Lessor (whether the original Lessor or any successor Lessor) shall be limited to defaults occurring or arising during the period for which such party shall have been a Lessor and such party shall not be liable for defaults occurring or arising at any time before such party obtained its interest as Lessor or after such party disposed of its interest as Lessor.

     SECTION 12. Lessor's obligation to perform its covenants and agreements hereunder is subject to the condition precedent that this Lease be approved by the holder of any mortgage of which the demised premises are a part and by the issuer of any commitment to make a mortgage loan which is in effect on the date hereof. Unless Lessor gives Lessee written notice within 15 days after the date hereof that such holder or issuer, or both, has disapproved this Lease, then this condition shall be deemed to have been satisfied or waived and the provisions of this Section 12 shall be of no further force or effect.

     SECTION 13. This Lease shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     SECTION 14. In any case where Lessor is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, difficulty in obtaining governmental permits and approvals, or other causes beyond Lessor's reasonable control (any of the foregoing being referred to herein as a "Force Majeure Event") shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time, "promptly" or "a reasonable time", and such time shall be deemed to be extended by the period of delay resulting from such cause.

     SECTION 15. Lessee shall provide Lessor with annual certified financial statements within sixty (60) days after the close of Lessee's fiscal year.

     SECTION 16. Lessee shall not record this lease, but upon request of either party, both parties shall execute and deliver a notice of lease, in form satisfactory to Lessor and appropriate for recording; the costs of such notice shall be born by the requesting party.

                                 ARTICLE XXIII

                        PROHIBITION OF LESSEE ABANDONMENT

     Lessee shall not vacate the demised premises or abandon the demised premises during the Original Term, and any extension thereof. At all times during the Original Term, and any extension thereof, Lessee agrees (i) to keep the demised premises adequately heated to the extent necessary to prevent the pipes from freezing and to prevent deterioration of the demised premises, (ii) to keep the demised premises adequately secure so as to prevent the entry of unauthorized persons, and (iii) to occupy the demised premises.

                                    NO OFFER

     This submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease the demised premises, it being understood and agreed that neither Lessor nor Lessee shall be legally obligated with respect to the obligations hereunder unless and until this Lease has been executed by both Lessor and Lessee and a fully executed copy has been delivered to both.

                                     SIGNAGE

     Subject to Lessor's approval of the design and placement therefor (which shall not be unreasonably withheld), Lessee shall have the right to place an exterior sign on the demised premises identifying Lessee. Prior to installation thereof, such exterior sign must be approved by all municipal or other governmental departments or agencies having jurisdiction over the subject matter thereof and such sign must be in compliance with all federal, state and local statutes, laws, ordinances and rules governing the same. At the expiration or earlier termination of the term of this Lease, Lessee shall remove such sign and shall repair any damage caused to the demised premises by such removal.

                                EXTENSION OF TERM

     Provided that at the time Lessee gives notice of exercise of its rights under this Section, and at the time that the term would have otherwise expired but for the exercise of this Extension Option, there is no default under this Lease, Lessee shall have the right to extend the term hereof (the "Extension Option") for a period of five (5) years (the "Extension Term"). The Extension Option shall be exercised by written notice given by Lessee to Lessor at least twelve (12) months prior to the expiration of the term of this Lease. Upon Lessee's giving such written notice, this Lease and the term hereof shall be extended for the Extension Term without the necessity of execution of any additional documents. The Extension Term shall be upon all the terms, conditions and provisions of this Lease except that the Annual Base Rent during the Extension Term shall be the fair market rental value ("Fair Rental Value") of the demised premises as of the commencement of the Extension Term, determined as provided below, but in no event shall the Annual Base Rent for the Extension Term be less than the Annual Base Rent during the last year of the initial term of this Lease. The term "Fair Rental Value" shall mean the market rental value per annum for the demised premises. Lessor shall exercise reasonable efforts to establish the Fair Rental Value of the demised premises for the Extension Term and, if not agreed to by Lessee nine (9) months prior to the date on which the Extension Term is to commence (such date nine (9) months prior to the commencement of the Extension Term being referred to herein as the "Appraisal Date"), such Fair Rental Value shall be determined in accordance with the appraisal procedure set forth below. If the applicable Fair Rental Value has not been determined as of the date the same is to become effective, Lessee shall pay Lessor Annual Base Rent at the rate quoted by Lessor as the Fair Rental Value until such determination is made. In the event it shall subsequently be determined that the Fair Rental Value quoted (and reasonably determined) by Lessor is in excess of the actual Fair Rental Value, Lessor shall credit the amount of such overpayment against the next installments of Annual Base Rent becoming due. In the event it should subsequently be determined that the Fair Rental Value quoted by Lessor is less than the actual Fair Rental Value, Tenant shall pay the difference to Lessor within fifteen (15) days of the determination of the actual Fair Rental Value.

     If the parties have not agreed on the Fair Rental Value prior to the Appraisal Date, then both Lessor and Lessee shall each appoint an appraiser within fifteen (15) days after the Appraisal Date. Within fifteen (15) days after the designation of both appraisers, the two (2) appraisers shall conduct such hearings and investigations as they may deem appropriate and shall, within thirty (30) days after the designation of the two (2) appraisers determine the Fair Rental Value and the two (2) appraisers shall give notice thereof (or notice of their inability to reach agreement, as the case may be) to the parties hereto within said thirty (30) day period and the agreement, if any, of the two (2) appraisers shall be binding upon the parties hereto.

     In the event the two (2) appraisers are unable to reach agreement within said thirty (30) day period aforesaid, the two (2) appraisers shall, within forty-five (45) days after the designation of the two (2) appraisers designate a third appraiser. If the two (2) appraisers shall fail to agree upon the designation of such third appraiser within the forty-five (45) day period, then they or either of them shall apply to the president of the Greater Boston Real Estate Board or its successor, or on his or her failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third appraiser.

     Within three (3) business days after the designation of the third appraiser, the two parties shall submit their respective positions with respect to the Fair Rental Value to the third appraiser; thereafter the third appraiser shall conduct such hearings and investigations as he or she may deem appropriate and shall, within fifteen (15) days after the designation of the third appraiser, choose the determination of Fair Rental Value of the other two (2) appraisers which is closest to the actual Fair Rental Value of the demised premises. Within such fifteen (15) day period, the third appraiser shall give notice thereof to the parties hereto and the third appraiser's determination shall be binding upon the parties hereto.

     All appraisers with respect to the Fair Rental Value shall be appraisers or other qualified real estate professionals who shall have had at least ten (10) years continuous commercial real estate experience in the locality of the demised premises. No appraiser shall have been an employee of the appointing party, or an agent or contractor of the appointing party.

     The parties shall be entitled to present evidence to the appraisers in support of their respective positions. The appraisers may not make any determination inconsistent with any of the terms of this Lease. The appraiser shall not have the power to add to, modify or change any of the provisions of this Lease. The determination of the appraisers, as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgment made in a court of competent jurisdiction. Each party shall pay the fees, costs and expenses of the appraiser appointed by such party and of the attorneys and expert witnesses of such party, and one-half (1/2) of the other fees, costs and expenses of the appraisal properly incurred hereunder.

         EXECUTED under seal on the date first above written.

                                     LESSOR:

                                     ACP MANNING ASSOCIATES, LLC

                                     By:  /s/ Roger W. Altreuter
                                         -------------------------
                                     Name:  Roger W. Altreuter
                                          ------------------------
                                     Title: Manager
                                           -----------------------

                                     By:        [Illegible]
                                           -----------------------
                                     Name:      [illegible]
                                           -----------------------
                                     Title: Manager
                                           -----------------------

                                     LESSEE:

                                     AMERICAN SCIENCE AND ENGINEERING, INC.

                                     By:   [Illegible]
                                        ---------------------------
                                     Name: [Illegible]
                                        ---------------------------
                                     Title: V.P.
                                        ---------------------------

                                LIST OF EXHIBITS

Exhibit A -       Description of Land

Exhibit B -       Plan of Demised Premises and Land

Exhibit C -       HVAC Maintenance Schedule

                                    EXHIBIT A

                               DESCRIPTION OF LAND

                               (FOLLOWS THIS PAGE)

                                   EXHIBIT A



The land in Billerica, Middlesex County, Massachusetts, situated on the Northwesterly side of Manning Road, shown as Lot 1B on a plan entitled "Plan of Land in Billerica, Mass. Prepares for The 128 Trust Scale: 1 inch = 100 feet February, 1973 Emmons Flemming & Bienvenu, Inc., Engineers and Surveyors, Revised April 19, 1973," recorded in Plan Book 116, Plan 159, bounded according to said plan as follows:

SOUTHEASTERLY:      by said Manning Road, in two courses measuring 265.54
                    feet and 133.78 feet, respectively;

SOUTHWESTERLY:      by other land now or formerly of The 128 Trust, 1,031.30
                    feet;

NORTHERLY:          by land of various owners as shown on said plan, in varying courses measuring 59.70 feet, 40.93 feet, 70.52 feet, 207.17 feet and 97.41 feet, respectively; and

NORTHEASTERLY:      by Lot 1A on said plan, 816.13 feet

Together with the benefit of the right to use as appurtenant thereto a sewer easement 20 feet in width running from Middlesex Turnpike to the granted premises, over the Southeasterly portion of Lot 1A as shown on the plan hereinbefore referred to with the right to enter and re-enter said easement for all maintenance purposes as set forth in the deed from Paul G. Yewell et al, Trustees, which deed is dated May 10, 1973 and recorded in Book 2065, Page 34.

                                    EXHIBIT B

                        PLAN OF DEMISED PREMISES AND LAND

                               (FOLLOWS THIS PAGE)

                                       [GRAPHIC]

                                    EXHIBIT C

                            HVAC MAINTENANCE SCHEDULE

         PERIODIC MAINTENANCE

         PERFORM THE FOLLOWING INSPECTION AND SERVICE ROUTINE AT THE, BEGINNING OF EACH COOLING SEASON:

          1. Clean the condenser coil by hosing with cold water. Do no use hot water which can cause excessive pressure within the coil.

          2. Remove any accumulation of dust and dirt from the casing of the unit.

          3.   Clean or replace the air filters.

          4. Inspect the control panel wiring to make certain connections are tight and are intact.

          5. Inspect the condensate drain pan and piping to make sure they are clear and will carry away all water.

         AT THE BEGINNING OF THE HEATING SEASON, PERFORM THE FOLLOWING INSPECTION AND SERVICE ROUTINE:

          1. Add a few drops of SAE No. 10 non-detergent oil to the combustion blower motor. WARNING: The use of a heavier grade oil may cause operating difficulties during cold weather.

          2.   Clean or replace the air filters.

          3. Inspect the control panel wiring and the heating controls to make sure connections are tight and wiring insulation is intact.

          4. Check the operation of the gas ignition system, and the spark electrode (is operating properly) and the setting of the limit control and make sure the evaporator-furnace fan is cycled at the correct cut-in and cut-out points.

         MONTHLY INSPECTIONS

         IT IS RECOMMENDED THAT, ONCE A MONTH, THE FOLLOWING INSPECTIONS BE
PERFORMED:

          1.   Clean or replace air filters.

          2. Inspect and clean, if necessary, the condensate drain piping during the cooling season.